UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 18, 2007

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.04               Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 18, 2007, Leesport Financial Corp. (“Leesport”) sent a notice (the “Notice”) to its directors and executive officers informing them that Leesport Financial Corp. 401(k) Retirement Savings Plan (the “Plan”) was changing its record keeper and that, as a result of this change, Plan participants will be temporarily unable to direct or diversify the assets held in their Plan accounts, reallocate account balances, obtain a loan under the Plan, change future contribution rates or obtain a distribution from the Plan (including hardship withdrawals), from 4:00 p.m. Eastern Time on October 18, 2007 through the week beginning November 18, 2007 (the “Blackout Period”).

The Notice also indicates that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, Leesport’s directors and executive officers will be prohibited from purchasing, selling, or otherwise acquiring or transferring Leesport’s common stock or its derivatives, directly or indirectly, during the Blackout Period.  A copy of the Notice is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Questions concerning the Notice and the Blackout Period can be addressed to Jenette L. Eck, Senior Vice President and Corporate Secretary (telephone: (610) 603-7211), or in writing at 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610.

Also on September 18, 2007, Leesport received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Memorandum to the Board of Directors and Executive Officers of Leesport Financial Corp., dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: September 18, 2007

	By:	/s/ Jenette L. Eck
Jenette L. Eck
Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Memorandum to the Board of Directors and Executive Officers of Leesport Financial Corp., dated September 18, 2007